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                                                                    Exhibit 10.6




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                       GUARANTEE AND COLLATERAL AGREEMENT



                                     made by



                      O'SULLIVAN INDUSTRIES HOLDINGS, INC.,

                           O'SULLIVAN INDUSTRIES, INC.



             and certain Subsidiaries of O'Sullivan Industries, Inc.



                                   in favor of



                          LEHMAN COMMERCIAL PAPER INC.
                             as Administrative Agent



                          Dated as of November 30, 1999


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                                TABLE OF CONTENTS

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Section 1.    DEFINED TERMS....................................................2

         1.1  Definitions......................................................2
         1.2  Other Definitional Provisions....................................7

Section 2.    GUARANTEE........................................................8

         2.1  Guarantee........................................................8
         2.2  Right of Contribution............................................8
         2.3  No Subrogation...................................................9
         2.4  Amendments, etc. with respect to the Borrower Obligations........9
         2.5  Guarantee Absolute and Unconditional............................10
         2.6  Reinstatement...................................................10
         2.7  Payments........................................................11

Section 3.    GRANT OF SECURITY INTEREST......................................11


Section 4.    REPRESENTATIONS AND WARRANTIES..................................12

         4.1  Representations in Credit Agreement.............................12
         4.2  Title; No Other Liens...........................................12
         4.3  Perfected First Priority Liens..................................13
         4.4  Chief Executive Office..........................................13
         4.5  Inventory, Equipment and Books and Records......................13
         4.6  Farm Products...................................................13
         4.7  Investment Property.............................................13
         4.8  Receivables.....................................................14
         4.9  Intellectual Property...........................................14
         4.10 Vehicles........................................................16

Section 5.    COVENANTS.......................................................17

         5.1  Covenants in Credit Agreement...................................17
         5.2  Delivery and Control of Instruments, Chattel Paper
               and Investment Property........................................17
         5.3  Maintenance of Insurance........................................18
         5.4  Payment of Obligations..........................................19
         5.5  Maintenance of Perfected Security Interest;
               Further Documentation..........................................19
         5.6  Changes in Locations, Name, etc.................................20
         5.7  Notices. 20
         5.8  Investment Property.............................................20
         5.9  Receivables.....................................................21
         5.10 Intellectual Property...........................................22
         5.11 Vehicles........................................................25


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                                                                            Page
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         5.12 Value of Certain Assets.........................................25

Section 6.    REMEDIAL PROVISIONS.............................................25

         6.1  Certain Matters Relating to Receivables.........................25
         6.2  Communications with Obligors; Grantors Remain Liable............26
         6.3  Pledged Securities..............................................26
         6.4  Proceeds to be Turned Over To Administrative Agent..............27
         6.5  Application of Proceeds.........................................28
         6.6  Code and Other Remedies.........................................28
         6.7  Registration Rights.............................................29
         6.8  Waiver; Deficiency..............................................30

Section 7.    THE ADMINISTRATIVE AGENT........................................31

         7.1  Administrative Agent's Appointment as Attorney-in-Fact, etc.....31
         7.2  Duty of Administrative Agent....................................32
         7.3  Execution of Financing Statements...............................33
         7.4  Authority of Administrative Agent...............................33

Section 8.    MISCELLANEOUS...................................................33

         8.1  Amendments in Writing...........................................33
         8.2  Notices. 33
         8.3  No Waiver by Course of Conduct; Cumulative Remedies.............34
         8.4  Enforcement Expenses; Indemnification...........................34
         8.5  Successors and Assigns..........................................35
         8.6  Set-Off. 35
         8.7  Counterparts....................................................35
         8.8  Severability....................................................35
         8.9  Section Headings................................................35
         8.10 Integration.....................................................36
         8.11 GOVERNING LAW...................................................36
         8.12 Submission To Jurisdiction; Waivers.............................36
         8.13 Acknowledgments.................................................37
         8.14 Additional Grantors.............................................37
         8.15 Releases........................................................37
         8.16 WAIVER OF JURY TRIAL............................................38



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                                     FORM OF
                       GUARANTEE AND COLLATERAL AGREEMENT


         GUARANTEE AND COLLATERAL AGREEMENT, dated as of November 30, 1999, made by each of the signatories hereto (together with any other entity that may become a party hereto as provided herein, the "GRANTORS"), in favor of Lehman Commercial Paper Inc., as administrative agent (in such capacity, the "ADMINISTRATIVE AGENT") for (i) the banks and other financial institutions or entities (the "LENDERS") from time to time parties to the Credit Agreement, dated as of November 30, 1999 (as amended, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"), among O'Sullivan Industries Inc., a Delaware corporation (the "BORROWER"), O'Sullivan Industries Holdings, Inc. ("Holdings"), the several banks and other financial institutions or entities from time to time parties thereto (the "LENDERS"), Lehman Brothers Inc., as advisor, lead arranger and book manager (in such capacity, the "ARRANGER"), Wachovia Bank, N.A., as syndication agent (in such capacity, the "SYNDICATION AGENT"), and the Administrative Agent, and (ii) the other Secured Parties (as hereinafter defined).


                              W I T N E S S E T H:

         WHEREAS, pursuant to the Credit Agreement, the Lenders have severally agreed to make extensions of credit to the Borrower upon the terms and subject to the conditions set forth therein;

         WHEREAS, the Borrower is a member of an affiliated group of companies that includes each other Grantor;

         WHEREAS, the proceeds of the extensions of credit under the Credit Agreement will be used in part to enable the Borrower to make valuable transfers to one or more of the other Grantors in connection with the operation of their respective businesses;

         WHEREAS, the Borrower and the other Grantors are engaged in related businesses, and each Grantor will derive substantial direct and indirect benefit from the making of the extensions of credit under the Credit Agreement; and

         WHEREAS, it is a condition precedent to the obligation of the Lenders to make their respective extensions of credit to the Borrower under the Credit Agreement that the Grantors shall have executed and delivered this Agreement to the Administrative Agent for the ratable benefit of the Secured Parties;

         NOW, THEREFORE, in consideration of the premises and to induce the Arranger, the Administrative Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Borrower thereunder, each Grantor hereby agrees with the Administrative Agent, for the ratable benefit of the Secured Parties, as follows:

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                            SECTION 1. DEFINED TERMS

         1.1 DEFINITIONS. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement, and the following terms which are defined in the Uniform Commercial Code in effect in the State of New York on the date hereof are used herein as so defined: Accounts, Certificated Security, Chattel Paper, Commodity Account, Commodity Contract, Commodity Intermediary, Documents, Entitlement Order, Equipment, Farm Products, Financial Asset, Goods, Instruments, Inventory, Securities Account, Securities Intermediary, Security, Security Entitlement and Uncertificated Security.

         (b) The following terms shall have the following meanings:

                  "AGREEMENT": this Guarantee and Collateral Agreement, as the same may be amended, supplemented, replaced or otherwise modified from time to time.

                  "BORROWER OBLIGATIONS": the collective reference to the Obligations (as defined in the Credit Agreement).

                  "COLLATERAL": as defined in Section 3.

                  "COLLATERAL ACCOUNT": (i) any collateral account established by the Administrative Agent as provided in Section 6.1 or 6.4 or (ii) any cash collateral account established as provided in the definition of "Net Cash Proceeds" in Section 1.1 of the Credit Agreement or 8 of the Credit Agreement.

                  "COPYRIGHT LICENSES": any written agreement naming any Grantor (other than Holdings) as licensor or licensee (including, without limitation, those listed in SCHEDULE 6), granting any right under any Copyright, including, without limitation, the grant of rights to manufacture, distribute, exploit and sell materials derived from any Copyright.

                  "COPYRIGHTS": (i) all copyrights, whether or not the underlying works of authorship have been published, and all works of authorship and other intellectual property rights therein, all copyrights of works based on, incorporated in, derived from or relating to works covered by such copyrights, all right, title and interest to make and exploit all derivative works based on or adopted from works covered by such copyrights, and all copyright registrations and copyright applications, and any renewals or extensions thereof, including, without limitation, each registration and application identified in SCHEDULE 6, (ii) the rights to print, publish and distribute any of the foregoing, (iii) the right to sue or otherwise recover for any and all past, present and future infringements and misappropriations thereof, (iv) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including, without limitation, payments under all Copyright Licenses entered into in connection therewith, and damages and payments for past, present or future infringements thereof), and (v) all other rights of any kind whatsoever accruing thereunder or pertaining thereto.


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                  "DEPOSIT ACCOUNT": as defined in the Uniform Commercial Code of any applicable jurisdiction and, in any event, including, without limitation, any demand, time, savings, passbook or like account maintained with a depositary institution.

                  "EXCLUDED ASSETS": collectively, Copyright Licenses, Trademark Licenses or Patent Licenses as to which any Grantor (other than Holdings) is the licensee, sub-licensee or the equivalent to the extent the grant by such Grantor of a security interest therein pursuant to this Agreement in its right, title and interest therein is prohibited by the terms of any agreement governing the terms of such Intellectual Property without the consent of any other party thereto (other than Holdings or any of its Subsidiaries); PROVIDED, that the foregoing limitation shall not affect, limit, restrict or impair the grant by such Grantor of a security interest pursuant to this Agreement in any Receivable or any money or other amounts due or to become due under any such contract, agreement, instrument, license or permit, or in the Proceeds from the Disposition of any such contract, agreement, instrument, license or permit.

                  "EXCLUDED FOREIGN SUBSIDIARY": as of the date of determination, any Foreign Subsidiary which is a foreign corporation (within the meaning of Section 7701(a)(5) of the Code.

                  "EXCLUDED FOREIGN SUBSIDIARY VOTING STOCK": the voting Capital Stock of any Excluded Foreign Subsidiary.

                  "FOREIGN SUBSIDIARY": any Subsidiary organized under the laws of any jurisdiction outside the United States of America.

                  "GENERAL INTANGIBLES": all "general intangibles" as such term is defined in Section 9-106 of the Uniform Commercial Code in effect in the State of New York on the date hereof and, in any event, including, without limitation, with respect to any Grantor (other than Holdings), all contracts, agreements, instruments and indentures and all licenses and permits issued by Governmental Authorities in any form, and portions thereof, to which such Grantor is a party or under which such Grantor has any right, title or interest or to which such Grantor or any property of such Grantor is subject, as the same may from time to time be amended, supplemented, replaced or otherwise modified, including, without limitation, (i) all rights of such Grantor to receive moneys due and to become due to it thereunder or in connection therewith, (ii) all rights of such Grantor to receive proceeds of any insurance, indemnity, warranty or guaranty with respect thereto, (iii) all rights of such Grantor to damages arising thereunder, (iv) all rights of such Grantor to receive any tax refunds, and (v) all rights of such Grantor to terminate and to perform, compel performance and to exercise all remedies thereunder, in each case to the extent the grant by such Grantor of a security interest pursuant to this Agreement in its right, title and interest in such contract, agreement, instrument, indenture, license or permit is not prohibited by such contract, agreement, instrument, indenture, license or permit without the consent of any other party thereto (other than Holdings or any of its


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         Subsidiaries), would not give any other party (other than Holdings or any of its Subsidiaries) to such contract, agreement, instrument, indenture, license or permit the right to terminate its obligations thereunder, or is permitted with consent if all necessary consents to such grant of a security interest have been obtained from the other parties thereto (other than Holdings and any of its Subsidiaries); PROVIDED, that the foregoing limitation shall not affect, limit, restrict or impair the grant by such Grantor of a security interest pursuant to this Agreement in any Receivable or any money or other amounts due or to become due under any such contract, agreement, instrument, indenture, license or permit, or in the Proceeds from the Disposition of any such contract, agreement, instrument, indenture, license or permit.

                  "GUARANTOR OBLIGATIONS": with respect to any Guarantor, all obligations and liabilities of such Guarantor which may arise under or in connection with this Agreement (including, without limitation, Section 2) or any other Loan Document to which such Guarantor is a party, in each case whether on account of guarantee obligations, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to any Secured Party that are required to be paid by such Guarantor pursuant to the terms of this Agreement or any other Loan Document).

                  "GUARANTORS": the collective reference to each Grantor other than Holdings and the Borrower.

                  "HEDGE AGREEMENTS": as to any Person, all interest rate swaps, caps or collar agreements or similar arrangements entered into by such Person providing for protection against fluctuations in interest rates or currency exchange rates or the exchange of nominal interest obligations, either generally or under specific contingencies.

                  "INTELLECTUAL PROPERTY": the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including, without limitation, the Copyrights, the Copyright Licenses, the Patents, the Patent Licenses, the Trademarks, the Trademark Licenses, the Trade Secrets and the Trade Secret Licenses, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

                  "INTERCOMPANY NOTE": any promissory note evidencing loans made by any Grantor (other than Holdings) to Holdings or any of its Subsidiaries, including, without limitation, the Subordinated Intercompany Note.

                  "INVESTMENT PROPERTY": the collective reference to (i) all "investment property" as such term is defined in Section 9-115 of the Uniform Commercial Code in effect in the State of New York on the date hereof including, without limitation, all Certificated Securities and Uncertificated Securities, all Security Entitlements, all Securities Accounts, all Commodity Contracts and all Commodity Accounts (other than any Excluded Foreign Subsidiary Voting Stock excluded from the definition of "Pledged Stock"), (ii) security entitlements, in the case of any United States Treasury book-entry


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         securities, as defined in 31 C.F.R. Section 357.2, or, in the case of any United States federal agency book-entry securities, as defined in the corresponding United States federal regulations governing such book-entry securities, and (iii) whether or not constituting "investment property" as so defined, all Pledged Notes, all Pledged Stock, all Pledged Security Entitlements and all Pledged Commodity Contracts.

                  "ISSUERS": the collective reference to each issuer of a Pledged Security.

                  "NEW YORK UCC": the Uniform Commercial Code as from time to time in effect in the State of New York.

                  "OBLIGATIONS": (i) in the case of the Borrower, the Borrower Obligations, and (ii) in the case of each Guarantor, its Guarantor Obligations.

                  "PATENT LICENSE": all agreements, whether written or oral, providing for the grant by or to any Grantor (other than Holdings) of any right to manufacture, use or sell any invention covered in whole or in part by a Patent, including, without limitation, any of the foregoing referred to in SCHEDULE 6.

                  "PATENTS": (i) all patents, patent applications and patentable inventions, including, without limitation, each patent and patent application identified in SCHEDULE 6, (ii) all inventions and improvements described and claimed therein, (iii) the right to sue or otherwise recover for any and all past, present and future infringements and misappropriations thereof, (iv) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including, without limitation, payments under all Patent Licenses entered into in connection therewith, and damages and payments for past, present or future infringement thereof), and (v) all reissues, divisions, continuations, continuations-in-art, substitutes, renewals, and extensions thereof, all improvements thereon and all other rights of any kind whatsoever accruing thereunder or pertaining thereto.

                  "PLEDGED COMMODITY CONTRACTS": all commodity contracts listed on SCHEDULE 2 and all other commodity contracts to which any Grantor (other than Holdings) is party from time to time.

                  "PLEDGED DEBT SECURITIES": the debt securities listed on
         SCHEDULE 2, together with any other certificates, options, rights or security entitlements of any nature whatsoever in respect of the debt securities of any Person that may be issued or granted to, or held by, any Grantor (other than Holdings) while this Agreement is in effect.

                  "PLEDGED NOTES": all promissory notes listed on SCHEDULE 2, all Intercompany Notes at any time issued to any Grantor (other than Holdings) and all other promissory notes issued to or held by any Grantor (other than Holdings) (other than promissory notes in an aggregate principal amount not to exceed $250,000 at any time outstanding issued in connection with extensions of trade credit by any Grantor (other than Holdings) in the ordinary course of business).


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                  "PLEDGED SECURITIES": the collective reference to the Pledged
         Debt Securities, the Pledged Notes and the Pledged Stock.

                  "PLEDGED SECURITY ENTITLEMENTS": all security entitlements with respect to the financial assets listed on SCHEDULE 2 and all other security entitlements of any Grantor (other than Holdings).

                  "PLEDGED STOCK": the shares of Capital Stock listed on
         SCHEDULE 2, together with any other shares, stock certificates, options, rights or security entitlements of any nature whatsoever in respect of the Capital Stock of any Person that may be issued or granted to, or held by, any Grantor while this Agreement is in effect; provided that in no event shall more than 65% of the total outstanding Excluded Foreign Subsidiary Voting Stock of any Excluded Foreign Subsidiary be required to be pledged hereunder.

                  "PROCEEDS": all "proceeds" as such term is defined in Section 9-306(1) of the Uniform Commercial Code in effect in the State of New York on the date hereof and, in any event, shall include, without limitation, all dividends or other income from the Pledged Securities, collections thereon or distributions or payments with respect thereto.

                  "RECEIVABLE": any right to payment for goods sold or leased or for services rendered, whether or not such right is evidenced by an Instrument or Chattel Paper and whether or not it has been earned by performance (including, without limitation, any Account).

                  "SECURED PARTIES": collectively, the Arranger, the Administrative Agent, the Syndication Agent, the Lenders and, with respect to any Specified Hedge Agreement, any affiliate of any Lender party thereto that has agreed to be bound by the provisions of Section
         7.2 hereof as if it were a party hereto and by the provisions of
         Section 9 of the Credit Agreement as if it were a Lender party thereto.

                  "SECURITIES ACT": the Securities Act of 1933, as amended.

                  "TRADEMARK LICENSE": any agreement, whether written or oral, providing for the grant by or to any Grantor (other than Holdings) of any right to use any Trademark, including, without limitation, any of the foregoing referred to in SCHEDULE 6.

                  "TRADEMARKS": (i) all trademarks, service marks, trade names, corporate names, company names, business names, trade dress, trade styles, logos, or other indicia of origin or source identification, trademark and service mark registrations, and applications for trademark or service mark registrations and any renewals thereof, including, without limitation, each registration and application identified in SCHEDULE 6, (ii) the right to sue or otherwise recover for any and all past, present and future infringements and misappropriations thereof, (iii) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including, without limitation, payments under all Trademark Licenses entered into in connection therewith, and damages and payments for past, present or future infringements thereof), and (iv) all other


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

         rights of any kind whatsoever accruing thereunder or pertaining thereto, together in each case with the goodwill of the business connected with the use of, and symbolized by, each of the above.

                  "TRADE SECRET LICENSE": any agreement, whether written or oral, providing for the grant by or to any Grantor (other than Holdings) of any right to use any Trade Secret, including, without limitation, any of the foregoing referred to in SCHEDULE 6.

                  "TRADE SECRETS": (i) all trade secrets and all confidential and proprietary information, including know-how, manufacturing and production processes and techniques, inventions, research and development information, technical data, financial, marketing and business data, pricing and cost information, business and marketing plans, and customer and supplier lists and information, including, without limitation, all material trade secrets referred to in SCHEDULE 6, (ii) the right to sue or otherwise recover for any and all past, present and future infringements and misappropriations thereof, (iii) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including, without limitation, payments under all licenses entered into in connection therewith, and damages and payments for past, present or future infringements thereof), and (iv) all other rights of any kind whatsoever of any Grantor (other than Holdings) accruing thereunder or pertaining thereto.

                  "VEHICLES": all cars, trucks, trailers, construction and earth moving equipment and other vehicles covered by a certificate of title law of any jurisdiction and, in any event including, without limitation, the vehicles listed on SCHEDULE 7 and all tires and other appurtenances to any of the foregoing.

         1.2 OTHER DEFINITIONAL PROVISIONS. (a) The words "hereof", "herein", "hereto" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and Schedule references are to this Agreement unless otherwise specified.

         (b) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

         (c) Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Grantor, shall refer to such Grantor's Collateral or the relevant part thereof.

         (d) The expressions "payment in full," "paid in full" and any other similar terms or phrases when used herein with respect to the Borrower Obligations or the Guarantor Obligations shall mean the payment in full, in immediately available funds, of all of the Borrower Obligations or the Guarantor Obligations, as the case may be.


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                              SECTION 2. GUARANTEE

         2.1 GUARANTEE. (a) Each of the Guarantors hereby, jointly and severally, unconditionally and irrevocably, guarantees to the Administrative Agent, for the ratable benefit of the Secured Parties and their respective successors, indorsees, transferees and assigns, the prompt and complete payment and performance by the Borrower when due (whether at the stated maturity, by acceleration or otherwise) of the Borrower Obligations.

         (b) Anything herein or in any other Loan Document to the contrary notwithstanding, the maximum liability of each Guarantor hereunder and under the other Loan Documents shall in no event exceed the amount which can be guaranteed by such Guarantor under applicable federal, state and other laws relating to the insolvency of debtors (after giving effect to the right of contribution established in Section 2.2).

         (c) Each Guarantor agrees that the Borrower Obligations may at any time and from time to time exceed the amount of the liability of such Guarantor hereunder without impairing the guarantee contained in this Section 2 or affecting the rights and remedies of any Secured Party hereunder.

         (d) The guarantee contained in this Section 2 shall remain in full force and effect until all the Borrower Obligations and Guarantor Obligations shall have been satisfied by payment in full, no Letter of Credit shall be outstanding and the Commitments shall be terminated or have expired, notwithstanding that from time to time during the term of the Credit Agreement the Borrower may be free from any Borrower Obligations.

         (e) No payment made by the Borrower, any of the Guarantors, any other guarantor or any other Person or received or collected by any Secured Party from the Borrower, any of the Guarantors, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Borrower Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder which shall, notwithstanding any such payment (other than any payment made by such Guarantor in respect of the Borrower Obligations or any payment received or collected from such Guarantor in respect of the Borrower Obligations), remain liable for the Borrower Obligations up to the maximum liability of such Guarantor hereunder until the Borrower Obligations (other than Obligations in respect of any Specified Hedge Agreement) are paid in full, no Letter of Credit shall be outstanding and the Commitments are terminated or have expired.

         2.2 RIGHT OF CONTRIBUTION. Each Guarantor hereby agrees that to the extent that a Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Guarantor shall be entitled to seek and receive contribution from and against any other Guarantor hereunder which has not paid its proportionate share of such payment. Each Guarantor's right of contribution shall be subject to the terms and conditions of Section 2.3. The provisions of this Section 2.2 shall in no respect limit the obligations and liabilities of any Guarantor to the Secured Parties and each Guarantor shall remain liable to the Secured Parties for the full amount guaranteed by such Guarantor hereunder.


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         2.3 NO SUBROGATION. Notwithstanding any payment made by any Guarantor hereunder or any set-off or application of funds of any Guarantor by any Secured Party, no Guarantor shall be entitled to be subrogated to any of the rights of any Secured Party against the Borrower or any other Guarantor or Grantor or any collateral security or guarantee or right of offset held by any Secured Party for the payment of the Borrower Obligations, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from the Borrower or any other Guarantor or Grantor in respect of payments made by such Guarantor hereunder, until all amounts owing to the Secured Parties by the Borrower on account of the Borrower Obligations (other than Obligations in respect of any Specified Hedge Agreement) are paid in full, no Letter of Credit shall be outstanding and the Commitments are terminated or have expired. If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all of the Borrower Obligations (other than Obligations in respect of any Specified Hedge Agreement) shall not have been paid in full, any Letter of Credit is outstanding or the Commitments remain in effect, such amount shall be held by such Guarantor in trust for the Secured Parties, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Administrative Agent in the exact form received by such Guarantor (duly endorsed by such Guarantor to the Administrative Agent, if required), to be applied against the Borrower Obligations, whether matured or unmatured, in such order as the Administrative Agent may determine.

         2.4 AMENDMENTS, ETC. WITH RESPECT TO THE BORROWER OBLIGATIONS. Each Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Guarantor and without notice to or further assent by any Guarantor, any demand for payment of any of the Borrower Obligations made by any Secured Party may be rescinded by such Secured Party and any of the Borrower Obligations continued, and the Borrower Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by any Secured Party, and the Credit Agreement and the other Loan Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Administrative Agent (or the requisite Lenders under the Credit Agreement or all Lenders, as the case may
be) may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by any Secured Party for the payment of the Borrower Obligations may be sold, exchanged, waived, surrendered or released. No Secured Party shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Borrower Obligations or for the guarantee contained in this Section 2 or any property subject thereto.

         2.5 GUARANTEE ABSOLUTE AND UNCONDITIONAL. Each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Borrower Obligations and notice of or proof of reliance by any Secured Party upon the guarantee contained in this Section 2 or acceptance of the guarantee contained in this Section 2; the Borrower Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in this Section 2; and all dealings between the Borrower and any of the Guarantors, on the one hand, and the Secured

Parties, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this Section 2. Each Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Borrower or any of the Guarantors with respect to the Borrower Obligations. Each Guarantor understands and agrees that the guarantee contained in this Section 2 shall be construed as a continuing, absolute and unconditional guarantee of payment and performance without regard to (a) the validity or enforceability of the Credit Agreement or any other Loan Document, any of the Borrower Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by any Secured Party, (b) any defense, set-off or counterclaim (other than a defense of payment or performance hereunder) which may at any time be available to or be asserted by the Borrower or any other Person against any Secured Party, or (c) any other circumstance whatsoever (with or without notice to or knowledge of the Borrower or such Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrower for the Borrower Obligations, or of such Guarantor under the guarantee contained in this Section 2, in bankruptcy or in any other instance. When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Guarantor, any Secured Party may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against the Borrower, any other Guarantor or any other Person or against any collateral security or guarantee for the Borrower Obligations or any right of offset with respect thereto, and any failure by any Secured Party to make any such demand, to pursue such other rights or remedies or to collect any payments from the Borrower, any other Guarantor or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Borrower, any other Guarantor or any other Person or any such collateral security, guarantee or right of offset, shall not relieve any Guarantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of any Secured Party against any Guarantor. For the purposes hereof "demand" shall include the commencement and continuance of any legal proceedings.

         2.6 REINSTATEMENT. The guarantee contained in this Section 2 shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Borrower Obligations is rescinded or must otherwise be restored or returned by any Secured Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.

         2.7 PAYMENTS. Each Guarantor hereby guarantees that payments hereunder will be paid to the Administrative Agent without set-off or counterclaim in Dollars in immediately available funds at the office of the Administrative Agent located at the Payment Office specified in the Credit Agreement.

                     SECTION 3. GRANT OF SECURITY INTEREST

         Each Grantor hereby assigns and transfers to the Administrative Agent, and hereby grants to the Administrative Agent, for the ratable benefit of the Secured Parties, a security interest in, all of the following property now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the "COLLATERAL"), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of such Grantor's Obligations or, in the case of Holdings, for the Borrower Obligations:

         (a) all Accounts;

         (b) all Chattel Paper;

         (c) all Contracts;

         (d) all Deposit Accounts;

         (e) all Documents;

         (f) all Equipment;

         (g) all General Intangibles;

         (h) all Instruments;

         (i) all Intellectual Property (other than in any country to the extent that the granting of a security interest therein is prohibited under the laws of such country);

         (j) all Inventory;

         (k) all Investment Property;

         (l) all Vehicles;

         (m) all Goods and other property not otherwise described above:

         (n) all bank accounts, all funds held therein and all certificates and instruments, if any, from time to time representing or evidencing such bank accounts;

         (o) all books and records pertaining to the Collateral; and

         (p) to the extent not otherwise included, all Proceeds and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing.

         Notwithstanding anything to the contrary herein (A) Holdings hereby assigns and transfers to the Administrative Agent, and hereby grants to the Administrative Agent, for the ratable benefit of the Secured Parties, a security interest in only the following property now owned or at any time hereafter acquired by Holdings or in which Holdings now has or at any time in the future may acquire any right, title or interest: (i) all of the Capital Stock of the Borrower and any other Pledged Stock held by Holdings, (ii) all books and records pertaining to such Capital Stock, and (iii) to the extent not otherwise included, all Proceeds and products of any and all of the Collateral described in clauses (i) and (ii) and all collateral security and guarantees given by any Person with respect thereto, and (B) none of the Excluded Assets shall constitute Collateral.

                   SECTION 4. REPRESENTATIONS AND WARRANTIES

         To induce the Arranger, the Administrative Agent, the Syndication Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Borrower thereunder, each Grantor (other than Holdings) hereby represents and warrants to the Secured Parties and Holdings hereby represents and warrants to the Secured Parties with respect to Sections 4.2, 4.3 and 4.7 only that:

         4.1 REPRESENTATIONS IN CREDIT AGREEMENT. In the case of each Guarantor, the representations and warranties set forth in Section 4 of the Credit Agreement as they relate to such Guarantor or to the Loan Documents to which such Guarantor is a party, each of which is hereby incorporated herein by reference, are true and correct, and the Secured Parties shall be entitled to rely on each of them as if they were fully set forth herein, PROVIDED that each reference in each such representation and warranty to the Borrower's knowledge shall, for the purposes of this Section 4.l, be deemed to be a reference to such Guarantor's knowledge.

         4.2 TITLE; NO OTHER LIENS. Except for the security interest granted to the Administrative Agent for the ratable benefit of the Secured Parties pursuant to this Agreement and the other Liens permitted to exist on the Collateral by the Credit Agreement, such Grantor owns each item of the Collateral free and clear of any and all Liens or claims of others. No financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except such as have been filed in favor of the Administrative Agent, for the ratable benefit of the Secured Parties, pursuant to this Agreement or as are permitted by the Credit Agreement.

         4.3 PERFECTED FIRST PRIORITY LIENS. The security interests granted pursuant to this Agreement (a), as a result of the filings and other actions specified on SCHEDULE 3 (which in the case of all filings and other documents referred to on said Schedule shall have been delivered to the Administrative Agent in appropriate form for filing and recordation) constitute valid perfected security interests in all of the Collateral in favor of the Administrative Agent, for the ratable benefit of the Secured Parties, as collateral security for such Grantor's Obligations or, in the case of Holdings, for the Borrower Obligations, enforceable in accordance with the terms hereof against all creditors of such Grantor and any Persons purporting to purchase any Collateral from such Grantor and (b) are prior to all other Liens on the Collateral except
(i) in the
case of Collateral other than Pledged Stock, for Liens permitted by Section 7.3 of the Credit Agreement and (ii) in the case of Collateral consisting of Pledged Stock, for non-consensual Liens permitted by Section 7.3 of the Credit Agreement to the extent arising by operation of law.

         4.4 CHIEF EXECUTIVE OFFICE. On the date hereof, such Grantor's jurisdiction of organization and the location of such Grantor's chief executive office or sole place of business are specified on SCHEDULE 4.

         4.5 INVENTORY, EQUIPMENT AND BOOKS AND RECORDS. On the date hereof, the Inventory and the Equipment (other than mobile goods) and the books and records pertaining to the Collateral are kept at the locations listed on SCHEDULE 5.

         4.6 FARM PRODUCTS. None of the Collateral constitutes, or is the Proceeds of, Farm Products.

         4.7 INVESTMENT PROPERTY. (a) The shares of Pledged Stock pledged by such Grantor hereunder constitute all of the issued and outstanding shares of all classes of the Capital Stock of each Issuer owned by such Grantor or, in the case of Excluded Foreign Subsidiary Voting Stock, if less, 65% of the outstanding Excluded Foreign Subsidiary Voting Stock of each relevant Issuer.

         (b) All the shares of the Pledged Stock have been duly and validly issued and are fully paid and nonassessable.

         (c) The terms of any uncertificated limited liability company interests and partnership interests included in the Pledged Stock expressly provide that they are securities governed by Article 8 of the Uniform Commercial Code in effect from time to time in the "issuer's jurisdiction" of each Issuer thereof (as such term is defined in the Uniform Commercial Code in effect in such jurisdiction).

         (d) Each of the Pledged Notes constitutes the legal, valid and binding obligation of the obligor with respect thereto, enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

         (e) Such Grantor is the record and beneficial owner of, and has good and marketable title to, the Investment Property pledged by it hereunder, free of any and all Liens or options in favor of, or claims of, any other Person, except the security interest created by this Agreement.

         (f) Each Issuer that is not a Grantor hereunder has executed and delivered to the Administrative Agent an Acknowledgment and Agreement, in substantially the form of Exhibit A, to the pledge of the Pledged Securities pursuant to this Agreement.

         4.8 RECEIVABLES. (a) No amount payable to such Grantor under or in connection with any Receivable is evidenced by any Instrument or Chattel Paper which has not been delivered to the Administrative Agent.

         (b) None of the obligors on any Receivables is a Governmental
Authority.

         (c) The amounts represented by such Grantor to the Secured Parties from time to time as owing to such Grantor in respect of the Receivables will at such times be accurate.

         4.9 INTELLECTUAL PROPERTY. (a) SCHEDULE 6 lists all registrations and applications for Intellectual Property and all other Intellectual Property material to the Business of such Grantor owned by such Grantor in its own name on the date hereof. Except as set forth in Schedule 6, such Grantor is the exclusive owner of the entire and unencumbered right, title and interest in and to such Intellectual Property and is otherwise entitled to use all such Intellectual Property, without limitation, subject only to the license terms of the licensing or franchise agreements referred to in paragraph (c) below.

         (b) On the date hereof, all Intellectual Property owned by such Grantor (and all material Intellectual Property otherwise held by such Grantor) is subsisting, unexpired and enforceable, has not been abandoned or adjudged invalid or unenforceable and does not infringe in any material respect the intellectual property rights of any other Person.

         (c) Except as set forth in SCHEDULE 6, on the date hereof (i) none of the Intellectual Property held by such Grantor is the subject of any licensing or franchise agreement pursuant to which such Grantor is the licensor or franchisor, and (ii) there are no other agreements, obligations, orders or judgments which affect the use of any such Intellectual Property.

         (d) The rights of such Grantor in or to the Intellectual Property do not conflict with or infringe upon the rights of any third party in any material respect, and no claim has been asserted that the use of such Intellectual Property does or may infringe upon the rights of any third party.

         (e) No holding, decision or judgment has been rendered by any Governmental Authority which would limit, cancel or question the validity or enforceability of, or such Grantor's rights in, any Intellectual Property in any respect that could reasonably be expected to have a Material Adverse Effect. Such Grantor is not aware of any uses of any item of Intellectual Property that could reasonably be expected to lead to such item becoming invalid or unenforceable including, without limitation, unauthorized uses by third parties and uses which were not supported by the goodwill of the business connected with Trademarks and Trademark Licenses.

         (f) No action or proceeding is pending, or, to the knowledge of such Grantor, threatened, on the date hereof (i) seeking to limit, cancel or question the validity of any Intellectual Property owned by such Grantor or such Grantor's ownership interest therein, (ii) alleging that any services provided by, processes used by, or products manufactured or sold by such Grantor infringe any patent, trademark, copyright, or any other right of any third party, (iii) alleging that any material Copyright, Patent or Trademark held by such Grantor is being licensed, sublicensed or used in violation of any patent, trademark, copyright or any other right of any third party, or (iv) which, if adversely determined, could reasonably be expected to have a Material Adverse Effect. To the knowledge of such Grantor, no Person is engaging in any activity that infringes upon the Intellectual Property or upon the rights of such Grantor therein. Except as set forth in SCHEDULE 6 hereto, such Grantor has not granted any license, release, covenant not to sue, non-assertion assurance, or other right to any person with respect to any part of such Grantor's Intellectual Property. The consummation of the transactions contemplated by this Agreement will not result in the termination or impairment of any of the Intellectual Property held by such Grantor.

         (g) With respect to each Copyright License, Trademark License and Patent License: (i) such license is valid and binding and in full force and effect subject to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles and represents the entire agreement between the respective licensor and licensee with respect to the subject matter of such license; (ii) such license will not cease to be valid and binding and in full force and effect on terms identical to those currently in effect as a result of the rights and interests granted herein, nor will the grant of such rights and interests constitute a breach or default under such license or otherwise give the licensor or licensee a right to terminate such license; (iii) such Grantor has not received any notice of termination or cancellation under such license;
(iv) such Grantor has not received any notice of a breach or default under such license, which breach or default has not been cured; and (v) such Grantor is not in breach or default in any material respect, and no event has occurred that, with notice and/or lapse of time, would constitute such a breach or default or permit termination, modification or acceleration under such license.

         (h) Except as set forth in SCHEDULE 6, such Grantor has performed all acts and has paid all required fees and taxes to maintain each and every item of material Intellectual Property held by such Grantor in full force and effect and to protect and maintain its interest therein. Such Grantor has, to the extent applicable, used proper statutory notice in connection with its use of each material Patent, Trademark and Copyright included in the Intellectual Property.

         (i) None of the material Trade Secrets of such Grantor has been used, divulged, disclosed or appropriated to the detriment of such Grantor for the benefit of any other Person; (ii) to the knowledge of such Grantor, no employee, independent contractor or agent of such Grantor has misappropriated any trade secrets of any other Person in the course of the performance of his or her duties as an employee, independent contractor or agent of such Grantor; and
(iii) to the knowledge of such Grantor, no employee, independent contractor or agent of such Grantor is in default or breach of any term of any employment agreement, non-disclosure agreement, assignment of inventions agreement or similar agreement or contract relating in any way to the protection, ownership, development, use or transfer of such Grantor's Intellectual Property.

         (j) Such Grantor has made all filings and recordations necessary to adequately protect its interest in its material Intellectual Property.

         (k) Such Grantor has taken all steps to use consistent standards of quality in the manufacture, distribution and sale of all products sold and provision of all services provided under or in connection with any item of such Grantor's Intellectual Property held by such Grantor and has taken all reasonable steps to ensure that all licensed users of any kind of Intellectual Property use such consistent standards of quality.

         4.10 VEHICLES. SCHEDULE 7 is a complete and correct list of all Vehicles owned by such Grantor on the date hereof.

                              SECTION 5. COVENANTS

         Each Grantor (other than Holdings) and Holdings, as to Sections 5.1,
5.2 and 5.4 through 5.8 only, covenants and agrees with the Secured Parties that, from and after the date of this Agreement until the Obligations (other than Obligations in respect of any Specified Hedge Agreement) shall have been paid in full, no Letter of Credit shall be outstanding and the Commitments shall have terminated or expired:

         5.1 COVENANTS IN CREDIT AGREEMENT. Each Guarantor shall take, or shall refrain from taking, as the case may be, each action that is necessary to be taken or not taken, as the case may be, so that no Default or Event of Default is caused by the failure to take such action or to refrain from taking such action by such Guarantor or any of its Subsidiaries.

         5.2 DELIVERY AND CONTROL OF INSTRUMENTS, CHATTEL PAPER AND INVESTMENT PROPERTY. (a) If any of the Collateral shall be or become evidenced or represented by any Instrument, Certificated Security or Chattel Paper, such Instrument, Certificated Security or Chattel Paper shall be immediately delivered to the Administrative Agent, duly endorsed in a manner satisfactory to the Administrative Agent, to be held as Collateral pursuant to this Agreement, PROVIDED that the Grantors need not deliver Instruments received in the ordinary course of business unless an Event of Default exists or delivery of such Instruments is requested by the Administrative Agent.

         (b) If any of the Collateral shall be or become evidenced or represented by an Uncertificated Security, such Grantor shall cause the Issuer thereof either (i) to register the Administrative Agent as the registered owner of such Uncertificated Security, upon original issue or registration of transfer or (ii) to agree in writing with such Grantor and the Administrative Agent that such Issuer will comply with instructions with respect to such Uncertificated Security originated by the Administrative Agent without further consent of such Grantor, such agreement to be in substantially the form of Exhibit C.

         (c) If any of the Collateral shall be or become evidenced or represented by a Security Entitlement, such Grantor shall cause the Securities Intermediary with respect to such Security Entitlement either (i) to identify in its records the Administrative Agent as having such Security Entitlement against such Securities Intermediary or (ii) to agree in writing with such

Grantor and the Administrative Agent that such Securities intermediary will comply with Entitlement Orders originated by the Administrative Agent without further consent of such Grantor, such agreement to be in substantially the form of Exhibit D.

         (d) If any of the Collateral shall be or become evidenced or represented by a Commodity Contract, such Grantor shall cause the Commodity Intermediary with respect to such Commodity Contract to agree in writing with such Grantor and the Administrative Agent that such Commodity Intermediary will apply any value distributed on account of such Commodity Contract as directed by the Administrative Agent without further consent of such Grantor, such agreement to be in substantially the form of Exhibit E.

         (e) If any of the Collateral shall be or become evidenced or represented by or held in a Securities Account or a Commodity Account, such Grantor shall, in the case of a Securities Account, comply with subsection (c) of this Section 5.2 with respect to all Security Entitlements carried in such Securities Account and, in the case of a Commodity Account, comply with subsection (d) of this Section 5.2 with respect to all Commodity Contracts carried in such Commodity Account.

         5.3 MAINTENANCE OF INSURANCE. (a) Such Grantor will maintain, with financially sound and reputable insurance companies, insurance on all its property (including, without limitation, all Inventory, Equipment and Vehicles) in at least such amounts and against at least such risks as are usually insured against in the same general area by companies engaged in the same or a similar business; and furnish to the Administrative Agent with copies for each Secured Party, upon written request, full information as to the insurance carried; provided that in any event such Grantor will maintain, (i) property and casualty insurance on all real and personal property on an all risks basis (including the perils of flood and quake and loss by fire, explosion and theft), covering the repair or replacement cost of all such property and consequential loss coverage for business interruption and extra expense (which shall include construction expenses and such other business interruption expenses as are otherwise generally available to similar businesses); PROVIDED that, with respect to any such property located in a flood hazard zone, any such insurance must comply with Section 5.1(r)(iii) of the Credit Agreement, and (ii) public liability insurance. All such insurance with respect to such Grantor shall be provided by insurers or reinsurers which (x) in the case of United States insurers and reinsurers, have an A.M. Best policyholders rating of not less than A- with respect to primary insurance and B+ with respect to excess insurance and (y) in the case of non-United States insurers or reinsurers, the providers of at least 80% of such insurance have either an ISI policyholders rating of not less than A, an A.M. Best policyholders rating of not less than A- or a surplus of not less than $500,000,000 with respect to primary insurance, and an ISI policyholders rating of not less than BBB with respect to excess insurance, or, if the relevant insurance is not available from such insurers, such other insurers as the Administrative Agent may approve in writing. All insurance shall
(i) provide that no cancellation, material reduction in amount or material change in coverage thereof shall be effective until at least 30 days after receipt by the Administrative Agent of written notice thereof, (ii) if reasonably requested by the Administrative Agent, include a breach of warranty clause and (iii) be reasonably satisfactory in all other respects to the Administrative Agent.

         (b) Such Grantor will deliver to the Administrative Agent on behalf of the Secured Parties, (i) on the Closing Date, a certificate dated such date showing the amount and types of insurance coverage as of such date, (ii) upon request of any Secured Party from time to time, full information as to the insurance carried, (iii) promptly following receipt of notice from any insurer, a copy of any notice of cancellation or material change in coverage from that existing on the Closing Date, (iv) forthwith, notice of any cancellation or nonrenewal of coverage by such Grantor, and (v) promptly after such information is available to such Grantor, full information as to any claim for an amount in excess of $1,000,000 with respect to any property and casualty insurance policy maintained by such Grantor. Each Secured Party shall be named as additional insured on all such liability insurance policies of such Grantor and the Administrative Agent shall be named as loss payee on all property and casualty insurance policies of such Grantor.

         (c) The Borrower shall deliver to the Secured Parties a report of a reputable insurance broker with respect to such insurance substantially concurrently with the delivery by the Borrower to the Administrative Agent of its audited financial statements for each fiscal year and such supplemental reports with respect thereto as the Administrative Agent may from time to time reasonably request.

         5.4 PAYMENT OF OBLIGATIONS. Such Grantor will pay and discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all taxes, assessments and governmental charges or levies imposed upon the Collateral or in respect of income or profits therefrom, as well as all claims of any kind (including, without limitation, claims for labor, materials and supplies) against or with respect to the Collateral, except that no such charge need be paid if the amount or validity thereof is currently being contested in good faith by appropriate proceedings, reserves in conformity with GAAP with respect thereto have been provided on the books of such Grantor and such proceedings could not reasonably be expected to result in the sale, forfeiture or loss of any material portion of the Collateral or any interest therein.

         5.5 MAINTENANCE OF PERFECTED SECURITY INTEREST; FURTHER DOCUMENTATION.
(a) Such Grantor shall maintain the security interest created by this Agreement as a perfected security interest having at least the priority described in
Section 4.3 and shall defend such security interest against the claims and demands of all Persons whomsoever.

         (b) Such Grantor will furnish to the Secured Parties from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the assets and property of such Grantor as the Administrative Agent may reasonably request, all in reasonable detail.

         (c) At any time and from time to time, upon the written request of the Administrative Agent, and at the sole expense of such Grantor, such Grantor will promptly and duly execute and deliver, and have recorded, such further instruments and documents and take such further actions as the Administrative Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, (i) the filing of any financing or continuation statements under the Uniform Commercial Code (or other similar laws) in effect in any jurisdiction with respect to the security interests created hereby and (ii) in the case of Investment Property, Deposit Accounts and any other relevant Collateral, taking any actions necessary to enable the Administrative Agent to obtain "control" (within the meaning of the applicable Uniform Commercial Code) with respect thereto (or, in the case of Deposit Accounts, taking sole dominion and control thereof).

         5.6 CHANGES IN LOCATIONS, NAME, ETC. Such Grantor will not, except upon 15 days' prior written notice to the Administrative Agent and delivery to the Administrative Agent of (a) all additional executed financing statements and other documents reasonably requested by the Administrative Agent to maintain the validity, perfection and priority of the security interests provided for herein and (b) if applicable, a written supplement to SCHEDULE 5 showing any additional location at which Inventory or Equipment (other than mobile goods) or books and records pertaining to the Collateral shall be kept:

                  (i) permit any of the Inventory or Equipment (other than mobile goods) or books and records pertaining to the Collateral to be kept at a location other than those listed on SCHEDULE 5;

                  (ii) change its jurisdiction of organization or the location of its chief executive office or sole place of business from that referred to in Section 4.4; or

                  (iii) change its name, identity or structure to such an extent that any financing statement filed by the Administrative Agent in connection with this Agreement would become misleading.

         5.7 NOTICES. Such Grantor will advise the Secured Parties promptly, in reasonable detail, of:

         (a) any Lien (other than, in the case of Collateral other than Pledged Stock, Liens permitted by Section 7.3 of the Credit Agreement and, in the case of Pledged Stock, non-consensual Liens permitted by Section 7.3 of the Credit Agreement to the extent arising by operation of law) on any of the Collateral which would adversely affect the ability of the Administrative Agent to exercise any of its remedies hereunder; and

         (b) of the occurrence of any other event which could reasonably be expected to have a material adverse effect on the aggregate value of the Collateral or on the security interests created hereby.

         5.8 INVESTMENT PROPERTY. (a) If such Grantor shall become entitled to receive or shall receive any stock or other ownership certificate (including, without limitation, any certificate representing a stock dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights in respect of the Capital Stock of any Issuer, whether in addition to, in substitution of, as a conversion of, or in exchange for, any shares of or other ownership interests in the Pledged Stock, or otherwise in respect thereof, such Grantor shall accept the same as the agent of the Secured Parties, hold the same in trust for the Secured Parties and deliver the same forthwith to the Administrative Agent in the exact form received, duly endorsed by such Grantor to the Administrative Agent, if required, together with an undated stock power covering such certificate duly executed in blank by such Grantor and with, if the Administrative Agent so requests, signature guaranteed, to be held by the Administrative Agent, subject to the terms hereof, as additional collateral security for the Obligations. Any sums paid upon or in respect of the Pledged Securities upon the liquidation or dissolution of any Issuer shall be paid over to the Administrative Agent to be held by it hereunder as additional collateral security for the Obligations, and in case any distribution of capital shall be made on or in respect of the Pledged Securities or any property shall be distributed upon or with respect to the Pledged Securities pursuant to the recapitalization or reclassification of the capital of any Issuer or pursuant to the reorganization thereof, the property so distributed shall, unless otherwise subject to a perfected security interest in favor of the Administrative Agent, be delivered to the Administrative Agent to be held by it hereunder as additional collateral security for the Obligations. If any sums of money or property so paid or distributed in respect of the Pledged Securities shall be received by such Grantor, such Grantor shall, until such money or property is paid or delivered to the Administrative Agent, hold such money or property in trust for the Secured Parties, segregated from other funds of such Grantor, as additional collateral security for the Obligations.

         (b) Without the prior written consent of the Administrative Agent, such Grantor will not (i) vote to enable, or take any other action to permit, any Issuer to issue any stock or other equity securities of any nature or to issue any other securities convertible into or granting the right to purchase or exchange for any stock or other equity securities of any nature of any Issuer except, unless an Event of Default exists, to a Grantor to the extent the Administrative Agent acquires a perfected security interest therein with the priority required hereunder, (ii) sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, any of the Investment Property or Proceeds thereof or any interest therein (except pursuant to a transaction expressly permitted by the Credit Agreement), (iii) create, incur or permit to exist any Lien or option in favor of, or any claim of any Person with respect to, any of the Investment Property or Proceeds thereof, or any interest therein, except for the security interests created by this Agreement or (iv) enter into any agreement or undertaking restricting the right or ability of such Grantor or the Administrative Agent to sell, assign or transfer any of the Investment Property or Proceeds thereof or any interest therein.

         (c) In the case of each Grantor which is an Issuer, such Issuer agrees that (i) it will be bound by the terms of this Agreement relating to the Pledged Securities issued by it and will comply with such terms insofar as such terms are applicable to it, (ii) it will notify the Administrative Agent promptly in writing of the occurrence of any of the events described in Section 5.8(a) with respect to the Pledged Securities issued by it and (iii) the terms of Sections 6.3(c) and 6.7 shall apply to it, MUTATIS MUTANDIS, with respect to all actions that may be required of it pursuant to Section 6.3(c) or 6.7 with respect to the Pledged Securities issued by it.

         5.9 RECEIVABLES. (a) Other than in the ordinary course of business consistent with its past practice and so long as no Event of Default shall have occurred and be continuing, such Grantor will not (i) grant any extension of the time of payment of any Receivable, (ii) compromise or settle any Receivable for less than the full amount thereof, (iii) release, wholly or partially, any Person liable for the payment of any Receivable, (iv) allow any credit or discount whatsoever on any Receivable or (v) amend, supplement or modify any Receivable in any manner that could adversely affect the value thereof.

         (b) Such Grantor will deliver to the Administrative Agent a copy of each material demand, notice or document received by it that questions or calls into doubt the validity or enforceability of more than 5% of the aggregate amount of the then outstanding Receivables.

         5.10 INTELLECTUAL PROPERTY. (a) Such Grantor (either itself or through licensees) will (i) continue to use each material Trademark on each and every trademark class of goods applicable to its then current line as reflected in its then current catalogs, brochures and price lists in order to maintain such Trademark in full force free from any claim of abandonment for non-use, (ii) maintain substantially as in the past the quality of products and services offered under such Trademark and take all necessary steps to ensure that all licensed users of such Trademark maintain substantially as in the past such quality, (iii) use such Trademark with the appropriate notice of registration and all other notices and legends required by applicable Requirements of Law,
(iv) not adopt or use any mark which is confusingly similar or a colorable imitation of such Trademark unless the Administrative Agent, for the ratable benefit of the Secured Parties, shall obtain a perfected security interest in such mark pursuant to this Agreement and the Intellectual Property Security Agreement, and (v) not (and not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby such Trademark could reasonably be expected to become invalidated or impaired in any material way. Notwithstanding the foregoing, it is understood and agreed that nothing in this
Section 5.10(a) shall prohibit any Grantor from abandoning or failing to maintain, renew or prosecute any Trademark of such Grantor that such Grantor determines in its reasonable business judgment to no longer be necessary or desirable in the conduct of its business, except where abandoning or failing to maintain, renew or prosecute such Trademark could reasonably be expected to have a Material Adverse Effect.

         (b) Such Grantor (either itself or through licensees) will not do any act, or omit to do any act, whereby any material Patent could reasonably be expected to become forfeited, abandoned or dedicated to the public. Notwithstanding the foregoing, it is understood and agreed that nothing in this
Section 5.10(b) shall prohibit any Grantor from abandoning or failing to maintain, renew or prosecute any Patent of such Grantor that such Grantor determines in its reasonable business judgment to no longer be necessary or desirable in the conduct of its business, except where abandoning or failing to maintain, renew or prosecute such Patent could reasonably be expected to have a Material Adverse Effect.

         (c) Such Grantor (either itself or through licensees) (i) will employ each material Copyright and (ii) will not (and will not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby any material portion of the Copyrights could reasonably be expected to become invalidated or otherwise impaired. Such Grantor will not (either itself or through licensees) do any act whereby any material portion of the Copyrights could reasonably be expected to fall into the public domain. Notwithstanding the foregoing, it is understood and agreed that nothing in this Section 5.10(c) shall prohibit any Grantor from abandoning or failing to maintain, renew or prosecute any Copyright of such Grantor that such Grantor determines in its reasonable business judgment to no longer be necessary or desirable in the conduct of its business, except where abandoning or failing to maintain, renew or prosecute such Copyright could reasonably be expected to have a Material Adverse Effect.

         (d) Such Grantor (either itself or through licensees) will not do any act that knowingly uses any material Intellectual Property to infringe the intellectual property rights of any other Person.

         (e) Such Grantor (either itself or through licensees) will, to the extent applicable, use proper statutory notice in connection with the use of each material Patent, Trademark and Copyright included in such Grantor's Intellectual Property.

         (f) Such Grantor will notify the Secured Parties promptly if it knows that any application or registration relating to any material Intellectual Property is likely to become forfeited, abandoned or dedicated to the public, or of any material adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court or tribunal in any country) regarding such Grantor's ownership of, or the validity of, any material Intellectual Property or such Grantor's right to register the same or to own and maintain the same.

         (g) Whenever such Grantor, either by itself or through any agent, employee, licensee or designee, shall file an application for the registration of any Intellectual Property with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, such Grantor shall report such filing to the Administrative Agent within 10 Business Days after the last day of the fiscal quarter in which such filing occurs. Upon request of the Administrative Agent, such Grantor shall execute and deliver, and have recorded, any and all agreements, instruments, documents, and papers as the Administrative Agent may reasonably request to evidence the Secured Parties' security interest in any Copyright, Patent, Trademark or other Intellectual Property and the goodwill and general intangibles of such Grantor relating thereto or represented thereby.

         (h) Such Grantor will take all reasonable and necessary steps, including, without limitation, in any proceeding before the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of material Intellectual Property, including, without limitation, the payment of required fees and taxes, the filing of responses to office actions issued by the United States Patent and Trademark Office and the United States Copyright Office, the filing of applications for renewal or extension, the filing of affidavits of use and affidavits of incontestability, the filing of divisional, continuation, continuation-in-part, reissue, and renewal applications or extensions, the payment of maintenance fees, and the participation in interference, reexamination, opposition, cancellation, infringement and misappropriation proceedings, except with respect to any Patent, Trademark or Copyright that such Grantor determines in its reasonable business judgment to no longer be necessary or desirable in the operation of its business (unless the failure to otherwise comply with this Section 5.10(h) could reasonably be expected to have a Material Adverse Effect).

         (i) Such Grantor (either itself or through licensees) will not, without the prior written consent of the Administrative Agent, discontinue use of or otherwise abandon any Intellectual Property, or abandon any application or any right to file an application for letters patent, trademark, or copyright, unless such Grantor shall have previously determined that such use or the pursuit or maintenance of such Intellectual Property is no longer desirable in the conduct of such Grantor's business and that the loss thereof could not reasonably be expected to have a Material Adverse Effect and, in which case, such Grantor shall give notice of any such abandonment of a patent, registration or application for patent or registration to the Administrative Agent within 10 Business Days after the last day of the fiscal quarter in which such abandonment occurs.

         (j) In the event that any material Intellectual Property is infringed, misappropriated or diluted by a third party, such Grantor shall (i) take such actions as such Grantor shall reasonably deem appropriate under the circumstances to protect such Intellectual Property and (ii) if such Intellectual Property is of material economic value, promptly notify the Administrative Agent after it learns thereof and sue for infringement, misappropriation or dilution, to seek injunctive relief where appropriate and to recover any and all damages for such infringement, misappropriation or dilution.

         (k) Such Grantor agrees that, should it obtain an ownership interest in any item of intellectual property which is not now a part of the Intellectual Property Collateral (the "AFTER-ACQUIRED INTELLECTUAL PROPERTY"), (i) the provisions of Section 3 shall automatically apply thereto, (ii) any such After-Acquired Intellectual Property, and in the case of trademarks, the goodwill of the business connected therewith or symbolized thereby, shall automatically become part of the Intellectual Property Collateral, (iii) with respect to registrations, patents or applications, it shall give prompt (and, in any event within 30 days after the date of such acquisition) written notice thereof to the Administrative Agent in accordance herewith, and (iv) with respect to registrations, patents or applications, it shall provide the Administrative Agent promptly (and, in any event within 30 days after the date of such acquisition) with an amended SCHEDULE 6 hereto and amended schedules to the Intellectual Property Security Agreement reflecting the acquisition of such After-Acquired Intellectual Property. Such Grantor authorizes the Administrative Agent to modify this Agreement by amending SCHEDULE 6 hereto and to modify the schedules to the Intellectual Property Security Agreement if such Grantor fails to provide the Administrative Agent with satisfactory amended schedules hereto or thereto within the time period required hereunder (and will cooperate with the Administrative Agent in effecting any such amendment) to include any After-Acquired Intellectual Property which becomes part of the Intellectual Property Collateral under this Section, and to record any such modified agreement with the United States Patent and Trademark Office, the United States Copyright Office, or any other applicable Governmental Authority.

         (l) Such Grantor agrees to execute an Intellectual Property Security Agreement with respect to its Intellectual Property in substantially the form of Exhibit B in order to record the security interest granted herein to the Administrative Agent for the ratable benefit of the Secured Parties with the United States Patent and Trademark Office, the United States Copyright Office, and any other applicable Governmental Authority.

         5.11 VEHICLES. Outside the ordinary course of business, no Vehicle shall be removed from the state which has issued the certificate of title or ownership therefor for a period in excess of four months.

         5.12 VALUE OF CERTAIN ASSETS. The fair market value of the assets and property of the Grantors located in (i) the United Kingdom does not exceed $350,000 in the aggregate and (ii) Canada does not exceed $250,000 in the aggregate.

                         SECTION 6. REMEDIAL PROVISIONS

         6.1 CERTAIN MATTERS RELATING TO RECEIVABLES. (a) The Administrative Agent shall have the right to make test verifications of the Receivables in any manner and through any medium that it reasonably considers advisable, and each Grantor (other than Holdings) shall furnish all such assistance and information as the Administrative Agent may require in connection with such test verifications; PROVIDED that for so long as no Default or Event of Default exists, the Administrative Agent shall not request such information more than once per fiscal quarter. At any time and from time to time, upon the Administrative Agent's reasonable request and at the expense of the relevant Grantor (other than Holdings), such Grantor shall cause independent public accountants or others satisfactory to the Administrative Agent to furnish to the Administrative Agent reports showing reconciliations, aging and test verifications of, and trial balances for, the Receivables.

         (b) The Administrative Agent hereby authorizes each Grantor to collect such Grantor's Receivables, subject to the Administrative Agent's direction and control, and the Administrative Agent may curtail or terminate said authority (except with respect to Holdings) at any time after the occurrence and during the continuance of an Event of Default. If required by the Administrative Agent at any time during the existence of an Event of Default, any payments of Receivables, when collected by any Grantor (other than Holdings), (i) shall be forthwith (and, in any event, within two Business Days) deposited by such Grantor in the exact form received, duly endorsed by such Grantor to the Administrative Agent if required, in a Collateral Account maintained under the sole dominion and control of the Administrative Agent, subject to withdrawal by the Administrative Agent for the account of the Secured Parties only as provided in Section 6.5, and (ii) until so turned over, shall be held by such Grantor in trust for the Secured Parties, segregated from other funds of such Grantor. Each such deposit of Proceeds of Receivables shall be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit.

         (c) At the Administrative Agent's request, each Grantor (other than Holdings) shall deliver to the Administrative Agent all original and other documents evidencing, and relating to, the agreements and transactions which gave rise to the Receivables, including, without limitation, all original orders, invoices and shipping receipts.

         6.2 COMMUNICATIONS WITH OBLIGORS; GRANTORS REMAIN LIABLE. (a) The Administrative Agent in its own name or in the name of others may at any time during the existence of an Event of Default communicate with obligors under the Receivables to verify with them to the Administrative Agent's satisfaction the existence, amount and terms of any Receivables.

         (b) Upon the request of the Administrative Agent at any time during the existence of an Event of Default, each Grantor shall notify obligors on the Receivables that the Receivables have been assigned to the Administrative Agent for the ratable benefit of the Secured Parties and that payments in respect thereof shall be made directly to the Administrative Agent.

         (c) Anything herein to the contrary notwithstanding, each Grantor (other than Holdings) shall remain liable under each of the Receivables to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto. No Secured Party shall have any obligation or liability under any Receivable (or any agreement giving rise thereto) by reason of or arising out of this Agreement or the receipt by any Secured Party of any payment relating thereto, nor shall any Secured Party be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any Receivable (or any agreement giving rise thereto), to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

         6.3 PLEDGED SECURITIES. (a) Unless an Event of Default exists and the Administrative Agent shall have given notice to the relevant Grantor of the Administrative Agent's intent to exercise its corresponding rights pursuant to
Section 6.3(b), each Grantor shall be permitted to receive all cash dividends paid in respect of the Pledged Stock and all payments made in respect of the Pledged Notes, in each case paid in the normal course of business of the relevant Issuer and consistent with past practice, to the extent permitted in the Credit Agreement, and to exercise all voting and corporate rights with respect to the Pledged Securities; PROVIDED, HOWEVER, that no vote shall be cast or corporate or other ownership right exercised or other action taken which, in the Administrative Agent's reasonable judgment, would impair the Collateral or which would be inconsistent with or result in any violation of any provision of the Credit Agreement, this Agreement or any other Loan Document.

         (b) If an Event of Default exists and the Administrative Agent shall give notice of its intent to exercise such rights to the relevant Grantor or Grantors, (i) the Administrative Agent shall have the right to receive any and all cash dividends, payments or other Proceeds paid in respect of the Pledged Securities and make application thereof to the Obligations in the order set forth in Section 6.5, and (ii) any or all of the Pledged Securities shall be registered in the name of the Administrative Agent or its nominee, and the Administrative Agent or its nominee may thereafter exercise (x) all voting, corporate and other rights pertaining to such Pledged Securities at any meeting of shareholders of the relevant Issuer or Issuers or otherwise and (y) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to such Pledged Securities as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Pledged Securities upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate or other structure of any Issuer, or upon the exercise by any Grantor or the Administrative Agent of any right, privilege or option pertaining to such Pledged Securities, and in connection therewith, the right to deposit and deliver any and all of the Pledged Securities with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Administrative Agent may determine), all without liability except to account for property actually received by it, but the Administrative Agent shall have no duty to any Grantor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

         (c) Each Grantor hereby authorizes and instructs each Issuer of any Pledged Securities pledged by such Grantor hereunder to (i) comply with any instruction received by it from the Administrative Agent in writing that (x) states that an Event of Default exists and (y) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Grantor, and each Grantor agrees that each Issuer shall be fully protected in so complying, and (ii) unless otherwise expressly permitted hereby, pay any dividends or other payments with respect to the Pledged Securities directly to the Administrative Agent.

         6.4 PROCEEDS TO BE TURNED OVER TO ADMINISTRATIVE AGENT. In addition to the rights of the Secured Parties specified in Section 6.1 with respect to payments of Receivables, if an Event of Default exists, all Proceeds received by any Grantor consisting of cash, Cash Equivalents, checks and other near-cash items shall be held by such Grantor in trust for the Secured Parties, segregated from other funds of such Grantor, and shall, forthwith upon receipt by such Grantor, be turned over to the Administrative Agent in the exact form received by such Grantor (duly endorsed by such Grantor to the Administrative Agent, if required). All Proceeds received by the Administrative Agent hereunder shall be held by the Administrative Agent in a Collateral Account maintained under its sole dominion and control. All Proceeds while held by the Administrative Agent in a Collateral Account (or by such Grantor in trust for the Secured Parties) shall continue to be held as collateral security for all the Obligations and shall not constitute payment thereof until applied as provided in Section 6.5.

         6.5 APPLICATION OF PROCEEDS. At such intervals as may be agreed upon by the Borrower and the Administrative Agent, or, if an Event of Default exists, at any time at the Administrative Agent's election, the Administrative Agent may, notwithstanding the provisions of Section 2.12 of the Credit Agreement, apply all or any part of Proceeds constituting Collateral realized through the exercise by the Administrative Agent of its remedies hereunder, whether or not held in any Collateral Account, and any proceeds of the guarantee set forth in
Section 2, in payment of the Obligations in the following order:

                  FIRST, to pay incurred and unpaid fees and expenses of the Secured Parties under the Loan Documents;

                  SECOND, to the Administrative Agent, for application by it towards payment of amounts then due and owing and remaining unpaid in respect of the Obligations, PRO RATA among the Lenders according to the amounts of the Obligations then due and owing and remaining unpaid to the Lenders;

                  THIRD, to the Administrative Agent, for application by it towards prepayment of the Obligations, PRO RATA among the Lenders according to the amounts of the Obligations then held by the Lenders; and

                  FOURTH, any balance of such Proceeds remaining after the Obligations (other than Obligations in respect of any Specified Hedge Agreement) shall have been paid in full, no Letters of Credit shall be outstanding and the Commitments shall have terminated or expired shall be paid over to the Borrower or to whomsoever may be lawfully entitled to receive the same.

         6.6 CODE AND OTHER REMEDIES. (a) If an Event of Default exists, the Administrative Agent, on behalf of the Secured Parties, may exercise, in addition to all other rights and remedies granted to them in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the New York UCC (whether or not the New York UCC applies to the affected Collateral) or any other applicable law. Without limiting the generality of the foregoing, the Administrative Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker's board or office of any Secured Party or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. Each Secured Party shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Grantor, which right or equity is hereby waived and released. Each Grantor further agrees, at the Administrative Agent's reasonable request, to assemble the Collateral and make it available to the Administrative Agent at places which the Administrative Agent shall reasonably select, whether at such Grantor's premises or elsewhere. The Administrative Agent shall apply the net proceeds of any action taken by it pursuant to this
Section 6.6, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Secured Parties hereunder, including, without limitation, reasonable attorneys' fees and disbursements, to the payment in whole or in part of the Obligations, in such order as the Administrative Agent may elect, and only after such application and after the payment by the Administrative Agent of any other amount required by any provision of law, including, without limitation,
Section 9-504(l)(c) of the New York UCC, need the Administrative Agent account for the surplus, if any, to any Grantor. To the extent permitted by applicable law, each Grantor waives all claims, damages and demands it may acquire against any Secured Party arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.

         (b) In the event of any Disposition of any of the Intellectual Property, the goodwill of the business connected with and symbolized by any Trademarks subject to such Disposition shall be included, and the applicable Grantor (other than Holdings) shall supply the Administrative Agent or its designee with such Grantor's know-how and expertise, and with documents and things embodying the same, relating to the manufacture, distribution, advertising and sale of products or the provision of services relating to any Intellectual Property subject to such Disposition, and such Grantor's customer lists and other records and documents relating to such Intellectual Property and to the manufacture, distribution, advertising and sale of such products and services.

         6.7 REGISTRATION RIGHTS. (a) If the Administrative Agent shall determine to exercise its right to sell any or all of the Pledged Stock or the Pledged Debt Securities pursuant to Section 6.6, and if in the opinion of the Administrative Agent it is necessary or advisable to have the Pledged Stock or the Pledged Debt Securities, or that portion thereof to be sold, registered under the provisions of the Securities Act, the relevant Grantor will cause the Issuer thereof to (i) execute and deliver, and cause the directors and officers of such Issuer to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts as may be, in the opinion of the Administrative Agent, necessary or advisable to register the Pledged Stock or the Pledged Debt Securities, or that portion thereof to be sold, under the provisions of the Securities Act, (ii) use its best efforts to cause the registration statement relating thereto to become effective and to remain effective for a period of nine months from the date of the first public offering of the Pledged Stock or the Pledged Debt Securities, or that portion thereof to be sold, and (iii) make all amendments thereto and/or to the related prospectus which, in the opinion of the Administrative Agent, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the SEC applicable thereto. Each Grantor agrees to cause such Issuer to comply with the provisions of the securities or "Blue Sky" laws of any and all jurisdictions which the Administrative Agent shall designate and to make available to its security holders, as soon as practicable, an earnings statement (which need not be audited) which will satisfy the provisions of Section 11(a) of the Securities Act.

         (b) Each Grantor recognizes that the Administrative Agent may be unable to effect a public sale of any or all the Pledged Stock or the Pledged Debt Securities, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Administrative Agent shall be under no obligation to delay a sale of any of the Pledged Stock or the Pledged Debt Securities for the period of time necessary to permit the Issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such Issuer would agree to do so.

         (c) Each Grantor agrees to use its best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Pledged Stock or the Pledged Debt Securities pursuant to this Section 6.7 valid and binding and in compliance with any and all other applicable Requirements of Law. Each Grantor further agrees that a breach of any of the covenants contained in this Section 6.7 will cause irreparable injury to the Secured Parties, that the Secured Parties have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 6.7 shall be specifically enforceable against such Grantor, and such Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default exists under the Credit Agreement or a defense of payment.

         6.8 WAIVER; DEFICIENCY. Holdings and each Guarantor waives and agrees not to assert any rights or privileges which it may acquire under Section 9-112 of the New York UCC. Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay its Obligations and the fees and disbursements of any attorneys employed by any Secured Party to collect such deficiency.

                      SECTION 7. THE ADMINISTRATIVE AGENT

         7.1 ADMINISTRATIVE AGENT'S APPOINTMENT AS ATTORNEY-IN-FACT, ETC. (a) Each Grantor hereby irrevocably constitutes and appoints the Administrative Agent and any officer or agent thereof notified to such Grantor, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each Grantor hereby gives the Administrative Agent the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do any or all of the following upon the occurrence of and during the continuation of an Event of Default:

                  (i) in the name of such Grantor or its own name, or otherwise, take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Receivable or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed necessary by the Administrative Agent for the purpose of collecting any and all such moneys due under any Receivable or with respect to any other Collateral whenever payable;

                  (ii) in the case of any Intellectual Property, execute and deliver, and have recorded, any and all agreements, instruments, documents and papers as the Administrative Agent may request to evidence the Secured Parties' security interest in such Intellectual Property and the goodwill and general intangibles of such Grantor relating thereto or represented thereby;

                  (iii) pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, effect any repairs or any insurance called for by the terms of this Agreement and pay all or any part of the premiums therefor and the costs thereof;

                  (iv) execute, in connection with any sale provided for in
         Section 6.6 or 6.7, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and

                  (v) (1) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Administrative Agent or as the Administrative Agent shall direct; (2) ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (3) sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (4) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (5) defend any suit, action or proceeding brought against such Grantor with respect to any Collateral; (6) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Administrative Agent may deem appropriate; (7) assign any Copyright, Patent or Trademark (along with the goodwill of the business to which any such Copyright, Patent or Trademark pertains), throughout the world for such term or terms, on such conditions, and in such manner, as the Administrative Agent shall in its sole discretion determine; and (8) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Administrative Agent were the absolute owner thereof for all purposes, and do, at the Administrative Agent's option and such Grantor's expense, at any time, or from time to time, all acts and things which the Administrative Agent deems necessary to protect, preserve or realize upon the Collateral and the Secured Parties' security interests therein and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.

         (b) If any Grantor fails to perform or comply with any of its agreements contained herein, the Administrative Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement.

         (c) The expenses of the Administrative Agent incurred in connection with actions undertaken as provided in this Section 7.1, together with interest thereon at a rate per annum equal to the rate per annum at which interest would then be payable on past due Revolving Credit Loans that are Base Rate Loans under the Credit Agreement, from the date of payment by the Administrative Agent to the date reimbursed by the relevant Grantor, shall be payable by such Grantor to the Administrative Agent on demand.

         (d) Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

         7.2 DUTY OF ADMINISTRATIVE AGENT. The Administrative Agent's sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the New York UCC or otherwise, shall be to deal with it in the same manner as the Administrative Agent deals with similar property for its own account. Neither the Administrative Agent, nor any other Secured Party nor any of their respective officers, directors, partners, employees, agents, attorneys and other advisors, attorneys-in-fact or affiliates shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Secured Parties hereunder are solely to protect the Secured Parties' interests in the Collateral and shall not impose any duty upon any Secured Party to exercise any such powers. The Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, partners, employees, agents, attorneys and other advisors, attorneys-in-fact or affiliates shall be responsible to any Grantor for any act or failure to act hereunder, except to the extent that any such act or failure to act is found by a final and nonappealable decision of a court of competent jurisdiction to have resulted solely from their own gross negligence or willful misconduct.

         7.3 EXECUTION OF FINANCING STATEMENTS. Pursuant to Section 9-402 of the New York UCC and any other applicable law, each Grantor authorizes the Administrative Agent to file or record financing statements and other filing or recording documents or instruments with respect to the Collateral without the signature of such Grantor in such form and in such offices as the Administrative Agent reasonably determines appropriate to perfect or maintain the perfection of the security interests of the Administrative Agent under this Agreement. A photographic or other reproduction of this Agreement shall be sufficient as a financing statement or other filing or recording document or instrument for filing or recording in any jurisdiction.

         7.4 AUTHORITY OF ADMINISTRATIVE AGENT. Each Grantor acknowledges that the rights and responsibilities of the Administrative Agent under this Agreement with respect to any action taken by the Administrative Agent or the exercise or non-exercise by the Administrative Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Administrative Agent and the other Secured Parties, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Administrative Agent and the Grantors, the Administrative Agent shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

                            SECTION 8. MISCELLANEOUS

         8.1 AMENDMENTS IN WRITING. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Section 10.1 of the Credit Agreement.

         8.2 NOTICES. All notices, requests and demands to or upon the Administrative Agent or any Grantor hereunder shall be effected in the manner provided for in Section 10.2 of the Credit Agreement; PROVIDED that any such notice, request or demand to or upon any Guarantor shall be addressed to such Guarantor at its notice address set forth on SCHEDULE 1.

         8.3 NO WAIVER BY COURSE OF CONDUCT; CUMULATIVE REMEDIES. No Secured Party shall by any act (except by a written instrument pursuant to Section 8.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure to exercise, nor any delay in exercising, on the part of any Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by any Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which such Secured Party would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

         8.4 ENFORCEMENT EXPENSES; INDEMNIFICATION. (a) Each Grantor (other than Holdings) agrees to pay or reimburse each Secured Party for all its costs and expenses incurred in collecting against such Grantor under the guarantee contained in Section 2 and each Grantor agrees to pay or reimburse each Secured Party for all its costs and expenses incurred in otherwise enforcing or preserving any rights under this Agreement and the other Loan Documents to which such Grantor is a party, including, without limitation, the fees and disbursements of counsel to each Secured Party and of counsel to the Administrative Agent.

         (b) Each Grantor agrees to pay, and to save the Secured Parties harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other similar taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement.

         (c) Each Grantor agrees to pay, and to save the Secured Parties harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement to the extent the Borrower would be required to do so pursuant to Section 10.5 of the Credit Agreement.

         (d) The agreements in this Section shall survive repayment of the Obligations and all other amounts payable under the Credit Agreement and the other Loan Documents.

         (e) Each Grantor agrees that the provisions of Section 2.20 of the Credit Agreement are hereby incorporated herein by reference, MUTATIS MUTANDIS, and each Secured Party shall be entitled to rely on each of them as if they were fully set forth herein.

         8.5 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon the successors and assigns of each Grantor and shall inure to the benefit of the Secured Parties and their successors and assigns; PROVIDED that no Grantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Administrative Agent.

         8.6 SET-OFF. Each Grantor hereby irrevocably authorizes each Secured Party at any time and from time to time during the existence of an Event of Default, upon any amount becoming due and payable by such Grantor whether at stated maturity by acceleration or otherwise, without notice to such Grantor or any other Grantor, any such notice being expressly waived by each Grantor, to set-off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Secured Party to or for the credit or the account of such Grantor, or any part thereof in such amounts as such Secured Party may elect, against and on account of the obligations and liabilities of such Grantor to such Secured Party hereunder and claims of every nature and description of such Secured Party against such Grantor, in any currency, whether arising hereunder, under the Credit Agreement, any other Loan Document or otherwise, as such Secured Party may elect, whether or not any Secured Party has made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured. Each Secured Party shall notify such Grantor promptly of any such set-off and the application made by such Secured Party of the proceeds thereof; PROVIDED that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Secured Party under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) which such Secured Party may have.

         8.7 COUNTERPARTS. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

         8.8 SEVERABILITY. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         8.9 SECTION HEADINGS. The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

         8.10 INTEGRATION. This Agreement and the other Loan Documents represent the agreement of the Grantors, the Administrative Agent and the other Secured Parties with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by any Secured Party relative to subject matter hereof and thereof not expressly set forth or referred to herein or in the other Loan Documents.

         8.11 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

         8.12 SUBMISSION TO JURISDICTION; WAIVERS. Each Grantor hereby irrevocably and unconditionally:

                  (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

                  (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

                  (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Grantor at its address referred to in Section 8.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

                  (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

                  (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

         8.13 ACKNOWLEDGMENTS. Each Grantor hereby acknowledges that:

         (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents to which it is a party;

         (b) no Secured Party has any fiduciary relationship with or duty to any Grantor arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Grantors, on the one hand, and the Secured Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

         (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Secured Parties or among the Grantors and the Secured Parties.

         8.14 ADDITIONAL GRANTORS. Each Subsidiary of the Borrower that is required to become a party to this Agreement pursuant to Section 6.10 of the Credit Agreement shall become a Grantor for all purposes of this Agreement upon execution and delivery by such Subsidiary of an Assumption Agreement in the form of Annex 1 hereto.

         8.15 RELEASES. (a) At such time as the Loans, the Reimbursement Obligations in respect of Letters of Credit have been paid in full and all other Obligations (excluding Obligations in respect of any Specified Hedge Agreement and unmatured contingent reimbursement and indemnification obligations) shall have been paid in full, the Commitments have been terminated or expired and no Letters of Credit shall be outstanding, the Collateral shall be released from the Liens created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Administrative Agent and each Grantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Grantors. At the request and sole expense of any Grantor following any such termination, the Administrative Agent shall deliver to such Grantor any Collateral held by the Administrative Agent hereunder, and execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination.

         (b) If any of the Collateral shall be Disposed of by any Grantor in a transaction permitted by the Credit Agreement, then the Administrative Agent, at the request and sole expense of such Grantor, shall execute and deliver to such Grantor all releases or other documents reasonably necessary or desirable for the release of the Liens created hereby on such Collateral. At the request and sole expense of the Borrower, a Guarantor shall be released from its obligations hereunder in the event that all the Capital Stock of such Guarantor shall be Disposed of in a transaction permitted by the Credit Agreement; PROVIDED that the Borrower shall have delivered to the Administrative Agent, at least five Business Days prior to the date of the proposed release, a written request for release identifying the relevant Guarantor and the terms of the Disposition in reasonable detail, including the price thereof and any expenses in connection therewith, together with a certification by the Borrower stating that such transaction is in compliance with the Credit Agreement and the other Loan Documents and that the Proceeds of such Disposition will be applied in accordance therewith.

         8.16 WAIVER OF JURY TRIAL. EACH GRANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

         IN WITNESS WHEREOF, each of the undersigned has caused this Guarantee and Collateral Agreement to be duly executed and delivered as of the date first above written.


                                    O'SULLIVAN INDUSTRIES, INC.


                                    By:  /s/ Richard D. Davidson
                                         ------------------------------------
                                         Name:
                                         Title:



                                    O'SULLIVAN INDUSTRIES - VIRGINIA, INC.


                                    By:  /s/ Richard D. Davidson
                                         ------------------------------------
                                         Name:
                                         Title:



                                    O'SULLIVAN INDUSTRIES HOLDINGS, INC.


                                    By:  /s/ Richard D. Davidson
                                         ------------------------------------
                                         Name:
                                         Title:



                                    LEHMAN COMMERCIAL PAPER INC., as
                                         Administrative Agent


                                    By:  /s/ Mark W. Filipski
                                         ------------------------------------
                                         Name:
                                         Title: